Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13G

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)

Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: February 14, 2023	Bain Capital Integral Investors 2008, L.P.

	By:	Bain Capital Investors, LLC,
its general partner

	By:	/s/ Ryan Cotton
		Name:	Ryan Cotton
		Title:	Partner

BCPE Fund X Goose Holdings, L.P.

	By:	BCPE Fund X Goose Holdings GP, LLC,
its general partner

	By:	Bain Capital Fund X, L.P.,
its member

	By:	Bain Capital Partners X, L.P.,
its general partner

	By:	Bain Capital Investors, LLC,
its general partner

	By:	/s/ Ryan Cotton
		Name:	Ryan Cotton
		Title:	Partner